EXHIBIT 10.1

WARREN B. KANDERS

August 6, 2009

Clarus Corporation
One Landmark Square
Stamford, CT 06901

Re:	Employment Agreement, dated December 6, 2002 (the “Employment Agreement”), between Clarus Corporation (the “Company”) and Warren B. Kanders

Dear Sirs:

In order to facilitate the Company’s efforts to reduce its level of operating expenses pending consummation of the Asset Redeployment Transaction (defined below), the undersigned agreed with the Company and its board of directors  to defer payments of his base compensation of $250,000 under the Employment Agreement, which shall accrue in full, until the consummation of an Asset Redeployment Transaction.  Upon the consummation of an Asset Redeployment Transaction, all such base compensation that has been deferred hereunder shall be paid promptly by the Company to the undersigned. The term “Asset Redeployment Transaction” shall mean a strategic redeployment of a substantial portion of the assets of the Company, including, but not limited to, the investment in a business, or the acquisition of a business, or any substantial portion thereof, from another party, whether accomplished by the acquisition of a majority of the voting securities (including by tender offer) or by the acquisition of all or substantially all of the assets or by merger, consolidation, reorganization or any other similar transaction, regardless of form, whether in one or a series of a transactions.

In all other respects, the undersigned’s rights under and the terms of the Employment Agreement shall remain in full force and effect.

This letter agreement is made an executed and shall be governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof.

This letter agreement may be signed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.

Clarus Corporation

If this letter agreement correctly expresses our mutual intentions, please execute and return the enclosed copy of this letter agreement to the undersigned.

By:	/s/ Warren B. Kanders
Warren B. Kanders

AGREED TO AND ACCEPTED
ON AUGUST 6, 2009

CLARUS CORPORATION

By:	/s/ Philip A. Baratelli
Name: Philip A. Baratelli
Title: Chief Financial Officer